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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                  Jurisdiction of
              Name of Subsidiary                   Incorporation
              ------------------                   -------------

              Admiralty Corporation              State of Georgia